EXHIBIT 99.1

Home BancShares, Inc. Is Proud to Announce Record Quarterly Net Income and Record Loan Origination While Overcoming Durbin and “HOMB $2.00” Expenses in Q3

CONWAY, Ark., Oct. 18, 2018 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, today announced a quarterly profit of $80.3 million for the third quarter of 2018 compared to $14.8 million, a 443% increase for the same quarter in 2017.  Diluted earnings per share for the third quarter of 2018 was $0.46 per share compared to $0.10 per share, for the same period in 2017.

Highlights of the Third Quarter of 2018:

Performance Metric	Q3	Q2
Net Income	$80.3 million	$76.0 million
Total Revenue	$205.9 million	$194.2 million
Diluted Earnings Per Share	$0.46	$0.44
ROA	2.14%	2.13%
ROTCE	24.56%	24.27%
Margin	4.46%	4.47%
Loan Origination	$987 million	$958 million

The Company’s third quarter 2017 earnings included a hurricane reserve as a result of Hurricane Irma, which made initial landfall in the Florida Keys as a Category 4 hurricane on September 10, 2017.  The Company accrued $33.4 million of pre-tax hurricane expenses in the third quarter of 2017.  Excluding the previously mentioned impact of Hurricane Irma, the $18.2 million of merger expenses associated with the Stonegate acquisition and $20.0 million tax-effect of the adjustments, third quarter 2017 earnings, as adjusted (non-GAAP), were $46.4 million.  As a result, the third quarter 2018 earnings of $80.3 million represent an increase of $33.8 million or 72.8% compared to the third quarter 2017 earnings, as adjusted.

“I am very proud to report that in our first quarter of swimming upstream with Durbin and HOMB $2.00 expenses, HOMB was still able to report record quarterly net income of $80.3 million and record quarterly loan originations of $987 million,” said John Allison, Chairman.

“Our first full quarter with Shore Premier Finance did not create the drag on margin as much as we anticipated, with 4.46% compared to 4.47% in the second quarter, mostly due to the strong contribution by Centennial CFG this quarter,” said Tracy French, Centennial Bank President and Chief Executive Officer, added.

“We are once again proud to report our most profitable quarter in the Company’s history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “We continue to control expenses and are pleased to report another strong efficiency ratio of 37.23%.”

Operating Highlights

Net interest margin, on a fully taxable equivalent basis, was 4.46% for the quarter just ended compared to 4.40% for the same quarter in 2017.   Net interest margin for the third quarter of 2018 includes accretion income of $10.7 million and average purchase accounting loan discounts of $151.4 million, compared to accretion income of $7.2 million and average purchase accounting loan discounts of $98.0 million for the third quarter of 2017.  Accretion yield remained consistent at $10.7 million for both the second and third quarters of 2018.

During the third quarter of 2018, the Company did not record a provision for loan loss compared to $1.6 million, excluding the $33.4 million of hurricane expense, recorded in the third quarter of 2017.  The Company continues to see improvement in asset quality.  Non-performing loans to total loans was 0.52% as of September 30, 2018 compared to 0.62% as of September 30, 2017, an improvement of 16.2%. Non-performing assets to total assets also improved from 0.60% as of September 30, 2017 to 0.47% as of September 30, 2018, an improvement of 21.5%.  For the third quarter of 2018, net charge-offs were $1.3 million compared to net charge-offs of $3.5 million for the third quarter of 2017.

The Company reported $25.8 million of non-interest income for the third quarter of 2018, compared to $21.5 million for the third quarter of 2017.  The most important components of the third quarter non-interest income were $9.0 million from other service charges and fees, $7.0 million from service charges on deposits accounts, $3.7 million from mortgage lending income, $2.4 million from other income and $1.3 million from dividends from the FHLB, FRB, FNBB & other equity investments.

Non-interest expense for the third quarter of 2018 was $66.1 million compared to $70.8 million for the third quarter of 2017.  Excluding $18.2 million in merger expenses during the third quarter of 2017, non-interest expense increased $13.5 million from $52.6 million for the third quarter of 2017 to $66.1 million for the third quarter of 2018.  This increase excluding merger expenses is primarily the result of $9.3 million growth in salaries and employee benefits expense and $3.3 million growth in other operating expense resulting from the acquisition of Stonegate Bank in the third quarter of 2017.  For the third quarter of 2018, our efficiency ratio improved to 37.23% from the 53.77% reported for the third quarter of 2017.

Financial Condition

Total loans receivable were $10.83 billion at September 30, 2018 compared to $10.33 billion at December 31, 2017.  Total deposits were $10.62 billion at September 30, 2018 compared to $10.39 billion at December 31, 2017.  Total assets were $14.91 billion at September 30, 2018 compared to $14.45 billion at December 31, 2017.

During the third quarter 2018 the Company experienced approximately $67.5 million in organic loan decline.  Centennial CFG experienced $175.1 million of organic loan decline and had loans of $1.47 billion at September 30, 2018.  Our legacy footprint produced approximately $107.6 million in organic loan growth during the quarter.

Non-performing loans at September 30, 2018 were $14.5 million, $40.0 million, $133,000, $1.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier and Centennial CFG markets, respectively, for a total of $56.5 million.  Non-performing assets at September 30, 2018 were $21.1 million, $46.7 million, $774,000, $1.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier and Centennial CFG markets, respectively, for a total of $70.4 million.

The Company’s allowance for loan losses was $110.2 million at September 30, 2018, or 1.02% of total loans, compared to $110.3 million, or 1.07% of total loans, at December 31, 2017. As of September 30, 2018, and December 31, 2017, the Company’s allowance for loan losses was 195% and 247% of its total non-performing loans, respectively.

Stockholders’ equity was $2.34 billion at September 30, 2018 compared to $2.20 billion at December 31, 2017, an increase of $136.7 million. The increase in stockholders’ equity is primarily associated with the $171.2 million increase in retained earnings offset by $27.3 million of comprehensive loss and the repurchase of $43.2 million of our common stock during the first nine months of 2018. Book value per common share was $13.44 at September 30, 2018 compared to $12.70 at December 31, 2017.  Tangible book value per common share (non-GAAP) was $7.68 at September 30, 2018 compared to $7.07 at December 31, 2017, an annualized increase of 11.5%.

Branches

During the fourth quarter of 2018, the Company plans to open a loan production office in Dallas, Texas. The Company currently has 77 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 18, 2018.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10123959.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10123959, which will be available until October 25, 2018 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including earnings, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted; return on average common equity excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share; and the tangible common equity to tangible assets ratio--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2018	2018	2018	2017	2017

ASSETS

Cash and due from banks	$208,681	$197,658	$185,479	$166,915	$197,953
Interest-bearing deposits with other banks	323,376	298,085	325,122	469,018	354,367
Cash and cash equivalents	532,057	495,743	510,601	635,933	552,320
Federal funds sold	500	500	1,825	24,109	4,545
Investment securities - available-for-sale	1,744,430	1,718,704	1,693,018	1,663,517	1,575,685
Investment securities - held-to-maturity	199,266	204,401	213,731	224,756	234,945
Loans receivable	10,832,815	10,897,970	10,325,736	10,331,188	10,286,193
Allowance for loan losses	(110,191)	(111,516)	(110,212)	(110,266)	(111,620)
Loans receivable, net	10,722,624	10,786,454	10,215,524	10,220,922	10,174,573
Bank premises and equipment, net	233,652	234,634	235,607	237,439	239,990
Foreclosed assets held for sale	13,507	17,853	20,134	18,867	21,701
Cash value of life insurance	148,014	147,281	147,424	146,866	146,158
Accrued interest receivable	48,909	45,682	45,361	45,708	41,071
Deferred tax asset, net	79,548	78,435	78,328	76,564	121,787
Goodwill	958,408	956,418	927,949	927,949	929,129
Core deposit and other intangibles	44,484	46,101	47,726	49,351	50,982
Other assets	187,339	191,914	186,001	177,779	163,081
Total assets	$14,912,738	$14,924,120	$14,323,229	$14,449,760	$14,255,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,482,857	$2,523,553	$2,473,602	$2,385,252	$2,555,465
Savings and interest-bearing transaction accounts	6,420,951	6,573,902	6,437,408	6,476,819	6,341,883
Time deposits	1,720,930	1,638,578	1,485,605	1,526,431	1,551,422
Total deposits	10,624,738	10,736,033	10,396,615	10,388,502	10,448,770
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	142,146	139,750	150,315	147,789	149,531
FHLB and other borrowed funds	1,363,851	1,309,950	1,115,061	1,299,188	1,044,333
Accrued interest payable and other liabilities	72,381	55,971	54,845	41,959	38,782
Subordinated debentures	368,596	368,403	368,212	368,031	367,835
Total liabilities	12,571,712	12,610,107	12,085,048	12,245,469	12,049,251

Stockholders' equity
Common stock	1,741	1,745	1,736	1,736	1,737
Capital surplus	1,668,106	1,693,337	1,671,141	1,675,318	1,674,642
Retained earnings	701,900	642,540	585,586	530,658	526,448
Accumulated other comprehensive (loss) income	(30,721)	(23,609)	(20,282)	(3,421)	3,889
Total stockholders' equity	2,341,026	2,314,013	2,238,181	2,204,291	2,206,716
Total liabilities and stockholders' equity	$14,912,738	$14,924,120	$14,323,229	$14,449,760	$14,255,967

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2018	2018	2018	2017	2017	2018	2017

Interest income
Loans	$166,334	$152,996	$148,065	$147,426	$113,269	$467,395	$331,763
Investment securities
Taxable	9,011	8,979	8,970	7,793	7,071	26,960	18,983
Tax-exempt	3,427	3,368	3,006	3,025	3,032	9,801	8,942
Deposits - other banks	1,273	1,206	929	736	538	3,408	1,573
Federal funds sold	6	12	6	1	3	24	9

Total interest income	180,051	166,561	160,976	158,981	123,913	507,588	361,270

Interest expense
Interest on deposits	21,412	18,164	14,806	12,946	8,535	54,382	20,831
Federal funds purchased	-	-	1	1	-	1	-
FHLB borrowed funds	7,055	4,245	4,580	3,806	3,408	15,880	10,707
Securities sold under agreements to repurchase	472	372	376	325	232	1,220	593
Subordinated debentures	5,202	5,168	5,004	4,934	4,969	15,374	10,203

Total interest expense	34,141	27,949	24,767	22,012	17,144	86,857	42,334

Net interest income	145,910	138,612	136,209	136,969	106,769	420,731	318,936
Provision for loan losses	-	2,722	1,600	4,926	35,023	4,322	39,324
Net interest income after
provision for loan losses	145,910	135,890	134,609	132,043	71,746	416,409	279,612

Non-interest income
Service charges on deposit accounts	6,992	6,780	6,075	6,566	6,408	19,847	18,356
Other service charges and fees	9,041	9,797	10,155	10,144	8,490	28,993	25,983
Trust fees	437	379	446	548	365	1,262	1,130
Mortgage lending income	3,691	3,477	2,657	3,573	3,172	9,825	9,713
Insurance commissions	463	526	679	466	472	1,668	1,482
Increase in cash value of life insurance	735	730	654	738	478	2,119	1,251
Dividends from FHLB, FRB, FNBB & other	1,288	1,600	877	1,030	834	3,765	2,455
Gain on acquisitions	-	-	-	-	-	-	3,807
Gain (loss) on SBA loans	47	262	182	-	163	491	738
Gain (loss) on branches, equipment and other assets, net	(102)	-	7	2	(1,337)	(95)	(962)
Gain (loss) on OREO, net	836	1,046	405	176	335	2,287	849
Gain (loss) on securities, net	-	-	-	1,193	136	-	939
Other income	2,419	3,076	3,668	2,856	1,941	9,163	6,603

Total non-interest income	25,847	27,673	25,805	27,292	21,457	79,325	72,344

Non-interest expense
Salaries and employee benefits	37,825	34,476	35,014	35,404	28,510	107,315	83,965
Occupancy and equipment	8,148	8,519	8,983	9,009	7,887	25,650	21,602
Data processing expense	3,461	3,339	3,986	3,559	2,853	10,786	8,439
Other operating expenses	16,689	16,894	15,397	15,246	31,596	48,980	62,984

Total non-interest expense	66,123	63,228	63,380	63,218	70,846	192,731	176,990

Income before income taxes	105,634	100,335	97,034	96,117	22,357	303,003	174,966
Income tax expense	25,350	24,310	23,970	72,808	7,536	73,630	63,192
Net income	$80,284	$76,025	$73,064	$23,309	$14,821	$229,373	$111,774

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended

	Sep. 30,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017

PER SHARE DATA

Diluted earnings per common share	$0.46	$0.44	$0.42	$0.13	$0.10	$1.32	$0.78
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	0.46	0.44	0.42	0.35	0.32	1.32	1.00
Basic earnings per common share	0.46	0.44	0.42	0.13	0.10	1.32	0.78
Dividends per share - common	0.1200	0.1100	0.1100	0.1100	0.1100	0.3400	0.2900
Book value per common share	13.44	13.26	12.89	12.70	12.71	13.44	12.71
Tangible book value per common share (non-GAAP)(1)	7.68	7.52	7.27	7.07	7.06	7.68	7.06

STOCK INFORMATION

Average common shares outstanding	174,440	173,403	173,761	173,641	144,238	173,870	143,111
Average diluted shares outstanding	174,867	173,936	174,383	174,349	144,987	174,394	143,839
End of period common shares outstanding	174,135	174,511	173,603	173,633	173,666	174,135	173,666

ANNUALIZED PERFORMANCE METRICS

Return on average assets	2.14%	2.13%	2.08%	0.66%	0.54%	2.12%	1.41%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	2.14%	2.13%	2.08%	1.69%	1.70%	2.12%	1.82%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.33%	2.32%	2.27%	0.73%	0.59%	2.31%	1.49%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (ROA, as adjusted) (non-GAAP)(1)	3.07%	3.15%	3.07%	3.10%	2.94%	3.09%	3.14%
Return on average common equity	13.74%	13.54%	13.38%	4.17%	3.88%	13.56%	10.33%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	24.56%	24.27%	24.33%	7.78%	5.80%	24.39%	15.06%
Efficiency ratio	37.23%	36.74%	37.83%	37.05%	53.77%	37.26%	43.92%
Efficiency ratio, as adjusted (non-GAAP)(1)	37.40%	37.03%	37.97%	37.35%	39.12%	37.46%	37.79%
Net interest margin - FTE	4.46%	4.47%	4.46%	4.47%	4.40%	4.46%	4.53%
Fully taxable equivalent adjustment	$1,489	$1,403	$1,209	$1,983	$1,846	$4,101	$5,873
Total revenue	205,898	194,234	186,781	186,273	145,370	586,913	433,614
Total purchase accounting accretion	10,744	10,669	10,608	12,397	7,174	32,021	23,319
Average purchase accounting loan discounts	151,377	153,624	164,122	178,027	97,978	156,855	97,158

OTHER OPERATING EXPENSES

Advertising	$1,154	$1,142	$962	$898	$795	$3,258	$2,305
Merger and acquisition expenses	-	-	-	-	18,227	-	25,743
Amortization of intangibles	1,617	1,624	1,626	1,631	906	4,867	2,576
Electronic banking expense	1,947	1,828	1,878	1,777	1,712	5,653	4,885
Directors' fees	314	318	330	313	309	962	946
Due from bank service charges	253	242	219	254	472	714	1,348
FDIC and state assessment	2,293	2,788	1,608	1,476	1,293	6,689	3,763
Insurance	762	714	887	814	577	2,363	1,698
Legal and accounting	761	858	778	1,194	698	2,397	1,799
Other professional fees	1,748	1,601	1,639	1,537	1,436	4,988	3,822
Operating supplies	510	602	600	602	432	1,712	1,376
Postage	311	323	344	323	280	978	861
Telephone	337	371	373	347	305	1,081	1,027
Other expense	4,682	4,483	4,153	4,080	4,154	13,318	10,835

Total other operating expenses	$16,689	$16,894	$15,397	$15,246	$31,596	$48,980	$62,984

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	June. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

BALANCE SHEET RATIOS

Total loans to total deposits	101.96%	101.51%	99.32%	99.45%	98.44%
Common equity to assets	15.70%	15.51%	15.63%	15.25%	15.48%
Tangible common equity to tangible assets (non-GAAP)(1)	9.62%	9.42%	9.46%	9.11%	9.24%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,685,827	$4,734,315	$4,658,209	$4,600,117	$4,532,402
Construction/land development	1,550,910	1,662,199	1,641,834	1,700,491	1,648,923
Agricultural	72,930	77,053	81,151	82,229	88,295
Residential real estate loans
Residential 1-4 family	1,982,666	1,960,841	1,915,346	1,970,311	1,968,688
Multifamily residential	608,608	540,526	464,194	441,303	497,910
Total real estate	8,900,941	8,974,934	8,760,734	8,794,451	8,736,218
Consumer	428,192	417,499	40,842	46,148	51,515
Commercial and industrial	1,303,841	1,287,637	1,324,173	1,297,397	1,296,485
Agricultural	58,644	55,768	50,770	49,815	57,489
Other	141,197	162,132	149,217	143,377	144,486
Loans receivable	$10,832,815	$10,897,970	$10,325,736	$10,331,188	$10,286,193

Discount for credit losses on purchased loans	$120,849	$129,903	$137,404	$146,557	$158,001
Purchased loans, net of discount for credit losses on purchased loans	3,081,695	3,522,753	3,232,004	3,464,990	3,653,079

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$111,516	$110,212	$110,266	$111,620	$80,138
Loans charged off	2,501	2,132	2,540	6,936	4,424
Recoveries of loans previously charged off	1,176	714	886	656	883
Net loans (recovered)/charged off	1,325	1,418	1,654	6,280	3,541
Provision for loan losses	-	2,722	1,600	4,926	35,023
Balance, end of period	$110,191	$111,516	$110,212	$110,266	$111,620

Net (recoveries) charge-offs to average total loans	0.05%	0.05%	0.06%	0.24%	0.18%
Allowance for loan losses to total loans	1.02%	1.02%	1.07%	1.07%	1.09%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$36,198	$37,082	$36,266	$34,032	$34,794
Loans past due 90 days or more	20,267	19,696	13,223	10,665	29,183
Total non-performing loans	56,465	56,778	49,489	44,697	63,977
Other non-performing assets
Foreclosed assets held for sale, net	13,507	17,853	20,134	18,867	21,701
Other non-performing assets	405	3	3	3	3
Total other non-performing assets	13,912	17,856	20,137	18,870	21,704
Total non-performing assets	$70,377	$74,634	$69,626	$63,567	$85,681

Allowance for loan losses for loans to non-performing loans	195.15%	196.41%	222.70%	246.70%	174.47%
Non-performing loans to total loans	0.52%	0.52%	0.48%	0.43%	0.62%
Non-performing assets to total assets	0.47%	0.50%	0.49%	0.44%	0.60%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$281,115	$1,273	1.80%	$288,643	$1,206	1.68%
Federal funds sold	524	6	4.54%	679	12	7.09%
Investment securities - taxable	1,526,455	9,011	2.34%	1,528,613	8,979	2.36%
Investment securities - non-taxable - FTE	402,355	4,507	4.44%	398,067	4,476	4.51%
Loans receivable - FTE	10,909,646	166,743	6.06%	10,345,846	153,291	5.94%
Total interest-earning assets	13,120,095	181,540	5.49%	12,561,848	167,964	5.36%
Non-earning assets	1,760,836			1,742,635
Total assets	$14,880,931			$14,304,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,406,711	$15,596	0.97%	$6,451,204	$13,489	0.84%
Time deposits	1,661,129	5,816	1.39%	1,611,353	4,675	1.16%
Total interest-bearing deposits	8,067,840	21,412	1.05%	8,062,557	18,164	0.90%
Federal funds purchased	-	-	0.00%	46	-	0.00%
Securities sold under agreement to repurchase	148,791	472	1.26%	143,952	372	1.04%
FHLB borrowed funds	1,398,738	7,055	2.00%	928,357	4,245	1.83%
Subordinated debentures	368,501	5,202	5.60%	368,309	5,168	5.63%
Total interest-bearing liabilities	9,983,870	34,141	1.36%	9,503,221	27,949	1.18%
Non-interest bearing liabilities
Non-interest bearing deposits	2,512,690			2,496,701
Other liabilities	66,441			53,149
Total liabilities	12,563,001			12,053,071
Shareholders' equity	2,317,930			2,251,412
Total liabilities and shareholders' equity	$14,880,931			$14,304,483
Net interest spread			4.13%			4.18%
Net interest income and margin - FTE		$147,399	4.46%		$140,015	4.47%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$271,987	$3,408	1.68%	$218,324	$1,573	0.96%
Federal funds sold	3,595	24	0.89%	1,161	9	1.04%
Investment securities - taxable	1,538,387	26,960	2.34%	1,231,619	18,983	2.06%
Investment securities - non-taxable - FTE	382,088	12,981	4.54%	347,578	14,506	5.58%
Loans receivable - FTE	10,529,117	468,316	5.95%	7,785,925	332,072	5.70%
Total interest-earning assets	12,725,174	511,689	5.38%	9,584,607	367,143	5.12%
Non-earning assets	1,750,456			1,033,310
Total assets	$14,475,630			$10,617,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,422,489	$40,327	0.84%	$4,316,032	$13,445	0.42%
Time deposits	1,595,985	14,055	1.18%	1,415,383	7,386	0.70%
Total interest-bearing deposits	8,018,474	54,382	0.91%	5,731,415	20,831	0.49%
Federal funds purchased	41	1	3.26%	-	-	0.00%
Securities sold under agreement to repurchase	148,472	1,220	1.10%	129,580	593	0.61%
FHLB borrowed funds	1,159,973	15,880	1.83%	1,155,503	10,707	1.24%
Subordinated debentures	368,313	15,374	5.58%	258,032	10,203	5.29%
Total interest-bearing liabilities	9,695,273	86,857	1.20%	7,274,530	42,334	0.78%
Non-interest bearing liabilities
Non-interest bearing deposits	2,464,032			1,847,843
Other liabilities	54,731			48,804
Total liabilities	12,214,036			9,171,177
Shareholders' equity	2,261,594			1,446,740
Total liabilities and shareholders' equity	$14,475,630			$10,617,917
Net interest spread			4.18%			4.34%
Net interest income and margin - FTE		$424,832	4.46%		$324,809	4.53%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2018	2018	2018	2017	2017	2018	2017

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$80,284	$76,025	$73,064	$23,309	$14,821	$229,373	$111,774
Adjustments
Gain on acquisitions	-	-	-	-	-	-	(3,807)
Merger and acquisition expenses	-	-	-	-	18,227	-	25,743
Hurricane expenses(1)	-	-	-	-	33,445	-	33,445
Effect of tax rate change	-	-	-	36,935	-	-	-
Total adjustments	-	-	-	36,935	51,672	-	55,381
Tax-effect of adjustments(2)	-	-	-	-	20,045	-	22,626
Adjustments after-tax (B)	-	-	-	36,935	31,627	-	32,755
Earnings, as adjusted (C)	$80,284	$76,025	$73,064	$60,244	$46,448	$229,373	$144,529

Average diluted shares outstanding (D)	174,867	173,936	174,383	174,349	144,987	174,394	143,839

GAAP diluted earnings per share: A/D	$0.46	$0.44	$0.42	$0.13	$0.10	$1.32	$0.78
Adjustments after-tax: B/D	-	-	-	0.22	0.22	-	0.22
Diluted earnings per common share excluding gain on acquisitions, merger expenses, hurricane expenses & effect of tax rate change: C/D	$0.46	$0.44	$0.42	$0.35	$0.32	$1.32	$1.00

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/H	2.14%	2.13%	2.08%	0.66%	0.54%	2.12%	1.41%
Return on average assets excluding gain on acquisitions, merger expenses, hurricane expenses & effect of tax rate change: (A+F)/H	2.14%	2.13%	2.08%	1.69%	1.70%	2.12%	1.82%
Return on average assets excluding intangible amortization: (A+C)/(H-I)	2.33%	2.32%	2.27%	0.73%	0.59%	2.31%	1.49%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, hurricane expenses and income taxes (ROA, as adjusted): (A+B+D+E+G)/(H-I)	3.07%	3.15%	3.07%	3.10%	2.94%	3.09%	3.14%

GAAP net income available to common shareholders (A)	$80,284	$76,025	$73,064	$23,309	$14,821	$229,373	$111,774
Amortization of intangibles (B)	1,617	1,624	1,626	1,631	906	4,867	2,576
Amortization of intangibles after-tax (C)	1,194	1,200	1,201	991	551	3,595	1,566
Provision for loan losses excluding hurricane provision (D)	-	2,722	1,600	4,926	2,134	4,322	6,435
Total adjustments (E)	-	-	-	36,935	51,672	-	55,381
Adjustments after-tax (F)	-	-	-	36,935	31,627	-	32,755
Income tax expense excluding effect of tax rate change (G)	25,350	24,310	23,970	35,873	7,536	73,630	63,192
Average assets (H)	14,880,931	14,304,483	14,234,369	14,113,936	10,853,559	14,475,630	10,617,917
Average goodwill, core deposits & other intangible assets (I)	1,001,843	975,345	976,451	979,209	462,799	984,639	440,465

(1) Hurricane expenses include $32,889 of provision for loan losses and $556 of damage expense related to Hurricane Irma.
(2) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended

(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2018	2018	2018	2017	2017	2018	2017

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	13.74%	13.54%	13.38%	4.17%	3.88%	13.56%	10.33%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	24.56%	24.27%	24.33%	7.78%	5.80%	24.39%	15.06%

GAAP net income available to common shareholders (A)	$80,284	$76,025	$73,064	$23,309	$14,821	$229,373	$111,774
Amortization of intangibles after-tax (B)	1,194	1,200	1,201	991	551	3,595	1,566
Average common equity (C)	2,317,930	2,251,412	2,214,302	2,218,549	1,513,829	2,261,594	1,446,740
Average goodwill, core deposits & other intangible assets (D)	1,001,843	975,345	976,451	979,209	462,799	984,639	440,465

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	37.23%	36.74%	37.83%	37.05%	53.77%	37.26%	43.92%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	37.40%	37.03%	37.97%	37.35%	39.12%	37.46%	37.79%

Net interest income (A)	$145,910	$138,612	$136,209	$136,969	$106,769	$420,731	$318,936
Non-interest income (B)	25,847	27,673	25,805	27,292	21,457	79,325	72,344
Non-interest expense (C)	66,123	63,228	63,380	63,218	70,846	192,731	176,990
Fully taxable equivalent adjustment (D)	1,489	1,403	1,209	1,983	1,846	4,101	5,873
Amortization of intangibles (E)	1,617	1,624	1,626	1,631	906	4,867	2,576

Adjustments:
Non-interest income:
Gain on acquisition	$-	$-	$-	$-	$-	$-	$3,807
Gain (loss) on OREO	836	1,046	405	176	335	2,287	849
Gain (loss) on SBA loans	47	262	182	-	163	491	738
Gain (loss) on branches, equipment and other assets, net	(102)	-	7	2	(1,337)	(95)	(962)
Gain (loss) on securities	-	-	-	1,193	136	-	939
Recoveries on historic losses	-	-	-	-	-	-	-
Total non-interest income adjustments (F)	$781	$1,308	$594	$1,371	$(703)	$2,683	$5,371

Non-interest expense:
Merger Expenses	$-	$-	$-	$-	$18,227	$-	$25,743
Hurricane damage expense	-	-	-	-	556	-	556
Vacant properties write-downs	-	-	-	-	-	-	47
Total non-interest expense adjustments (G)	$-	$-	$-	$-	$18,783	$-	$26,346

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$13.44	$13.26	$12.89	$12.70	$12.71
Tangible book value per common share: (A-C-D)/B	7.68	7.52	7.27	7.07	7.06

Total stockholders' equity (A)	$2,341,026	$2,314,013	$2,238,181	$2,204,291	$2,206,716
End of period common shares outstanding (B)	174,135	174,511	173,603	173,633	173,666
Goodwill (C)	$958,408	$956,418	$927,949	$927,949	$929,129
Core deposit and other intangibles (D)	44,484	46,101	47,726	49,351	50,982

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	15.70%	15.51%	15.63%	15.25%	15.48%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.62%	9.42%	9.46%	9.11%	9.24%

Total assets (A)	$14,912,738	$14,924,120	$14,323,229	$14,449,760	$14,255,967
Total stockholders' equity (B)	2,341,026	2,314,013	2,238,181	2,204,291	2,206,716
Goodwill (C)	958,408	956,418	927,949	927,949	929,129
Core deposit and other intangibles (D)	44,484	46,101	47,726	49,351	50,982